                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

                     SUPPLEMENT NO. 1 TO SECURITY AGREEMENT

         This SUPPLEMENT NO. 1, dated as of July 24, 2003 (this "Supplement"), to the Security Agreement, dated as of October 15, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to
Section 7.5 thereof (each, individually, a "Grantor", and, collectively, the "Grantors"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as collateral agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties (such and other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement), is made by the undersigned.

                                   WITNESSETH:

         WHEREAS, Golfsmith International, Inc., a Delaware corporation (the "Company"), the Subsidiaries of the Company and the Collateral Agent, as trustee, have entered into an Indenture, dated as of October 15, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Company has issued (the "Notes Issuance") its Senior Secured Notes due 2009 (and its Senior Secured Notes due 2009, Series B to be issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, various financial institutions, as lenders (the "Lenders"), General Electric Capital Corporation, a Delaware corporation, as agent on behalf of the Lenders (in such capacity, the "Lender Agent"), and the Grantor and certain of its Affiliates have entered into that certain Credit Agreement, dated as of October 15, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and other financial accommodations from time to time to the Borrowers (as defined therein) and the Grantor and such Affiliates have entered into Collateral Agreements (as defined therein) with the Lender Agent as well;

         WHEREAS, the Collateral Agent, the Lender Agent and the Grantors have entered into that certain Intercreditor Agreement, dated as of October 15, 2002 (such intercreditor agreement is the Intercreditor Agreement referred to and defined in the Indenture, and as used herein, the term "Intercreditor Agreement" has the meaning ascribed thereto in the Indenture), pursuant to which, among other things, (a) the Lender Agent is recognized as having a first priority interest in all of the Collateral (as defined in the Collateral Agreements) (other than real property, Equipment and proceeds thereof) for the benefit of itself and the Lenders and (b) the Collateral Agent is recognized as having (i) a second priority interest in all of the Collateral (as defined in the Collateral Agreements) (other than real property, Equipment and proceeds thereof) for the benefit of itself, the Trustee and the Holders and (ii) a first priority interest in all of the Collateral (as defined in the Collateral Agreements) constituting real property, Equipment and proceeds thereof for the benefit of itself, the Trustee and the Holders;

         WHEREAS, as a condition to the Notes Issuance, the undersigned is required to execute and deliver this Supplement;

         WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement;

         WHEREAS, the Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement;

         WHEREAS, pursuant to the provisions of Section 7.5 of the Security Agreement, the undersigned is becoming an Additional Grantor under the Security Agreement; and

         WHEREAS, the undersigned desires to become a Grantor under the Security Agreement in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby as consideration therefor;

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. In accordance with the Security Agreement, the undersigned by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor and the undersigned hereby

              (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder;

              (b) assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, and grants to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party, a security interest in all of the following, whether now or hereafter existing or acquired by the undersigned (its "Collateral"):

                           (i) all Intercompany Notes in which the undersigned
                  has an interest (including each Intercompany Note described in Item A of Schedule I hereto);

                           (ii) all interest and other payments and rights with
                  respect to each Intercompany Note in which the undersigned has an interest;

                           (iii) (A) all investment property in which the
                  undersigned has an interest (including the Capital Securities of each issuer of such Capital Securities described in
                  Schedule I hereto) and (B) all other Capital Securities which are interests in limited liability companies or partnerships in which the undersigned has an interest (including the Capital Securities of each issuer of such Capital Securities described in Schedule I hereto), in each case together with Dividends and Distributions payable in respect of the Collateral described in the foregoing clauses (iii)(A) and
                  (iii)(B) (provided, however, that not more than 65% of all of the Capital Securities that are voting Capital Securities of any Foreign Subsidiary of the undersigned shall be so pledged by the undersigned);

                           (iv) all equipment in all of its forms of the
                  undersigned (including all Motor Vehicles), wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (any and all of the foregoing being the "Equipment");

                                    (A) all inventory in all of its forms of the
                           undersigned, wherever located, including

                                    (B) all raw materials and work in process
                           therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

                                    (C) all goods in which the undersigned has
                           an interest in mass or a joint or other interest or right of any kind (including goods in which the undersigned has an interest or right as consignee), and

                                    (D) all goods which are returned to or
                           repossessed by the undersigned,

                  and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

                           (v) all accounts, contracts, contract rights, chattel
                  paper, documents, instruments, promissory notes and general intangibles (including tax refunds and payment intangibles) of the undersigned, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the undersigned now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes, general intangibles and payment intangibles (all of the foregoing being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

                           (vi) all deposit accounts of the undersigned and all
                  cash, checks, drafts, notes, bills of exchange, money orders and other like instruments, if any, now owned or hereafter acquired, held therein (or in sub-accounts thereof) and all certificates and instruments, if any, from time to time representing or evidencing such investments, and all interest, earnings and proceeds in respect thereof;

                           (vii) all Intellectual Property Collateral of the
                  undersigned;

                           (viii) all of the undersigned's letter of credit
                  rights;

                           (ix) all commercial tort claims in which the
                  undersigned has rights (including as a plaintiff);

                           (x) all books, records, writings, data bases,
                  information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

                           (xi) all of the undersigned's other property and
                  rights of every kind and description and interests therein;
                  and

                           (xii) all products, offspring, rents, issues,
                  profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (i) through (xi), proceeds deposited from time to time in any lock box or deposit account of the undersigned, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral);

         provided, however, that "Collateral" shall not include any general intangibles or other rights described in clause (v) above arising under any contracts, instruments, licenses or other documents described in such clause as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained (and in connection therewith, the undersigned agrees to use its best efforts to obtain any such required consent);

                  (c) agrees that each of the Schedules attached hereto shall be deemed to be a Schedule thereto; and

                  (d) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.

In furtherance of the foregoing, each reference to a "Grantor" or "Additional Grantor" in the Security Agreement shall be deemed to include the undersigned.

         SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

         SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

         SECTION 5. Without limiting the provisions of the Indenture (or any other Related Document, including the Security Agreement), the undersigned agrees to reimburse the

Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Collateral Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER RELATED DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement. Unless otherwise defined herein or the context otherwise requires, terms used in this Supplement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

         SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 9. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Common Collateral (as defined in the Intercreditor Agreement described below) are subject to the provisions of the Intercreditor Agreement, dated as of October 15, 2002 (as amended, modified or supplemented from time to time, the "Intercreditor Agreement") among General Electric Capital Corporation as Senior Agent, and U.S. Bank Trust National Association, as Collateral Agent, U.S. Bank Trust National Association, as Trustee, and the Obligors, including the Grantors hereunder named therein. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 DON SHERWOOD GOLF SHOP, a California
                                   corporation

                                 By: /s/ Noel E. Wilens
                                    -----------------------------------------
                                    Name: Noel E. Wilens
                                    Title: President and Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED BY:

U.S. BANK TRUST NATIONAL
 ASSOCIATION, as Collateral Agent

By: /s/ Beverly A. Freeney
   ---------------------------------
    Name: Beverly A. Freeney
    Title: Vice President

                                                                      SCHEDULE I
                                                             to Supplement No. 1
                                                           to Security Agreement
                                                        (Don Sherwood Golf Shop)

Item A.  Intercompany Notes

         None.

Item B.  Securities

         None.

Item C.  Additional Subsidiaries

         None.

                                                                     SCHEDULE II
                                                             to Supplement No. 1
                                                           to Security Agreement
                                                        (Don Sherwood Golf Shop)

Item A. Locations of each Grantor

Name of Grantor:                       Location for purposes of U.C.C.:
Don Sherwood Golf Shop                 California

Item B. Filing locations prior to July 1, 2001

Name of Grantor:                       Filing locations prior to July 1, 2001:
Don Sherwood Golf Shop                 California

Item C. Trade names

Name of Grantor:                       Trade Names:
Don Sherwood Golf Shop                 Don Sherwood Golf & Tennis World

Item D. Merger or other corporate reorganization

Name of Grantor:                       Merger or other corporate reorganization:
Don Sherwood Golf Shop                 None

Item E. Taxpayer ID numbers

Name of Grantor:                       Taxpayer ID numbers:
Don Sherwood Golf Shop                 94-1746387

Item F. Government Contracts

Name of Grantor:                       Description of contract:
Don Sherwood Golf Shop                 None

Item G. Deposit Accounts

Name of Grantor:        Description of Deposit Account:

     Store                Address                  Bank Account             Resellers Permit
-----------------------------------------------------------------------------------------------
Corporate Janus     320 Grant Avenue San          11-0002-09-4         N/A
Money Market        Francisco, CA  94108
-----------------------------------------------------------------------------------------------
San Francisco       320 Grant Avenue San          00103753170          SY BH 21640393 0007 BH
                    Francisco, CA  94108
-----------------------------------------------------------------------------------------------
Walnut Creek        1902 Mt. Diablo Blvd.         00103754970          SY BH 21640393 0006 CHB
                    Walnut Creek, CA  94596
-----------------------------------------------------------------------------------------------
Dublin              7181 Amador Plaza Road        00103955270          SY BH 21640393 0008 CHA
                    Dublin, CA  94568
-----------------------------------------------------------------------------------------------
San Jose            4070 Stevens Creek Blvd.      00104250770          SY BH 21640393 0009 GH
                    San Jose, CA  95129
-----------------------------------------------------------------------------------------------
Fremont             5200 Mowry Avenue Suite K-2   1010053481           SRY BH 21640393 00010 CHA
                    Fremont, CA  94538
-----------------------------------------------------------------------------------------------
Palo Alto           2675 El Camino Real Palo      1010060691           SRY BH 21640393 00011 GH
                    Alto, CA  94306

                                                                    SCHEDULE III
                                                             to Supplement No. 1
                                                           to Security Agreement
                                                        (Don Sherwood Golf Shop)

Item A.  Patents

         None.

Item B.  Patent Licenses

         None.

                                                                     SCHEDULE IV
                                                             to Supplement No. 1
                                                           to Security Agreement
                                                        (Don Sherwood Golf Shop)

Item A.  Registered Trademarks

                                                                Registration     Registration
                 Trademark                        Country           Number            Date
---------------------------------------------   -----------      -----------     -----------
Don Sherwood Golf & Tennis World (and Design)       USA           1,795,392

Item B.  Trademark Licenses

         None.

                                                                     SCHEDULE V
                                                            to Supplement No. 1
                                                          to Security Agreement
                                                       (Don Sherwood Golf Shop)

Item A.  Copyrights/Mask Works

         None.

Item B.  Copyright/Mask Work Licenses

         None.

                                                                     SCHEDULE VI
                                                             to Supplement No. 1
                                                           to Security Agreement
                                                        (Don Sherwood Golf Shop)

Trade Secret or Know-How Licenses

         None.